UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11730	84-1089377
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2545 Santa Clara Avenue

Alameda, CA 94501

               (Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2019, the Board of Directors (the “Board”) the Company appointed Mr. Kwan to the Company’s Board. Mr. Kwan’s appointment is effective immediately.

Mr. Kwan rejoins the Board after previously tendering his resignation on September 3, 2019; Mr. Kwan originally joined the Board on April 16, 2019. Since 2018, Mr. Kwan has been the president and chief executive officer of CannaIncome Fund, a private investment firm focused on the cannabis sector. Since 2016, he has been a managing partner with Aston Capital Advisors, a capital, financial and strategic advisory and merchant banking firm. From 2015 through 2016, Mr. Kwan was an executive vice president with Grizzly Resources. From 2010 through 2014 he was Managing Director of Investment Banking at PI Financial Corp. Mr. Kwan began his investment career in 1997 with TD Asset Management and went on to hold increasingly senior investment banking positions with Scotia Capital, PI Financial, and Paradigm Capital, where he was Managing Director, Investment Banking. He has led the origination, negotiation, and execution of many investment banking transactions including mergers, acquisitions, divestitures, initial public offerings, short-form prospectus offerings, private placements of equity, debt, and hybrid securities, restructurings, refinancing’s, and reorganizations. Over his career, he has successfully originated, advised, negotiated, and executed on transactions with an aggregate value exceeding $1 billion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NewBridge Global Ventures, Inc. (Registrant)

Dated: October 22, 2019	By: /s/ Chris Bourdon Name: Chris Bourdon Title: Chief Executive Officer